Contact: Jeff Harkins Investor Relations 940-297-4131 jharkins@sallybeauty.com Sally Beauty Holdings Reports Fourth Quarter and Full Year 2026 Results; Delivers Sales, Operating Earnings and Double-Digit EPS Growth in the Fourth Quarter  Q4 Consolidated Net Sales Increased 0.6%; Consolidated Comparable Sales Grew 0.9%  Q4 GAAP Diluted EPS Increased 22%; Adjusted Diluted EPS Increased 13%  Full Year GAAP Diluted EPS Increased 7%; Adjusted Diluted EPS Increased 9%  Full Year Cash Flow from Operations of $323 Million Deployed to Invest for Growth, Strengthen Balance Sheet and Return Value to Shareholders  Company Provides Fiscal 2027 Guidance In line with Financial Algorithm PLANO, Texas, November 10, 2026 – Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”), the leader in professional hair color, today announced financial results for its fourth quarter and full year ended September 30, 2026. The Company will hold a conference call today at 7:30 a.m. Central Time to discuss these results and its business. “We finished fiscal 2026 with positive momentum, delivering fourth quarter sales, operating earnings and double-digit adjusted EPS growth,” said Denise Paulonis, president and chief executive officer. “Throughout the year, we strengthened our business through disciplined execution, new customer growth, digital and omnichannel expansion, product innovation, and continued advancement of our long-term growth agenda. We generated $323 million of cash from operations, strengthened our balance sheet, and returned significant capital to shareholders while continuing to invest in our future. As we enter fiscal 2027, we are focused on scaling the capabilities and growth platforms we have built, deepening customer engagement, and generating profitable growth, all in support of driving long-term shareholder value.” Fiscal 2026 Fourth Quarter Summary • Consolidated net sales of $953 million, an increase of 0.6% compared to the prior year; • Consolidated comparable sales growth of 0.9%; • Global e-commerce sales increased 8% to $113 million, representing 12% of net sales; • GAAP gross margin of 51.9%, a decrease of 30 basis points compared to the prior year; • GAAP selling, general and administrative expenses were $402 million; • Adjusted Selling, General and Administrative Expenses of $400 million, a decrease of $5 million compared to the prior year; • GAAP operating earnings of $92 million and GAAP operating margin of 9.7%, an increase of 130 basis points compared to the prior year;

• Adjusted Operating Earnings of $95 million and Adjusted Operating Margin of 10.0%, an increase of 60 basis points compared to the prior year; • GAAP diluted net earnings per share of $0.60, an increase of 22% compared to the prior year; • Adjusted Diluted Net Earnings Per Share of $0.62, an increase of 13% compared to the prior year; • Cash flow from operations of $75 million and Free Cash Flow of $47 million; and • Completed $20 million in term loan repayment and $42 million in share repurchases. Fiscal 2026 Full Year Summary • Consolidated net sales of $3.73 billion, an increase of 0.9% compared to the prior year; • Consolidated comparable sales growth of 0.5%; • Global e-commerce sales increased 10% to $441 million, representing 12% of net sales; • GAAP gross margin of 52.0%, Adjusted Gross Margin expansion of 40 basis points to 52.1%; • GAAP selling, general and administrative expenses of $1.62 billion; • Adjusted Selling, General and Administrative Expenses of $1.61 billion, an increase of $25 million compared to the prior year; • GAAP operating earnings of $326 million and GAAP operating margin of 8.7%, a decrease of 20 basis points compared to the prior year; • Adjusted Operating Earnings of $334 million and Adjusted Operating Margin of 9.0%, an increase of 10 basis points compared to the prior year; • GAAP diluted net earnings per share of $2.02, an increase of 7% compared to the prior year; • Adjusted Diluted Net Earnings Per Share of $2.08, an increase of 9% compared to the prior year; • Cash flow from operations of $323 million and Free Cash Flow of $210 million; and • Completed $80 million in term loan repayments and $113 million in share repurchases. Balance Sheet and Cash Flow As of September 30, 2026, the Company had cash and cash equivalents of $158 million and no outstanding borrowings under its asset-based revolving line of credit. Inventory was $1.00 billion, up 1% versus a year ago. Fourth quarter cash flow from operations was $75 million and Free Cash Flow totaled $47 million. During the quarter, the Company utilized its cash flow to repay $20 million of term loan B debt and repurchase 2.6 million shares under its share repurchase program at an aggregate cost of $42 million. The Company ended the fourth quarter with a net debt leverage ratio of 1.4x.

Fiscal 2026 Fourth Quarter Segment Results

(In thousands, except percentages)	Sally Beauty			Beauty Systems Group		
	Q4 FY26	Q4 FY25	Growth/(Decline)	Q4 FY26	Q4 FY25	Growth/(Decline)
Net Sales	$550,315	$541,559	1.6%	$402,212	$405,516	(0.8)%
Comparable Sales Growth/(Decline)	2.0%	1.2%	80 bps	(0.6)%	1.4%	(200) bps
Gross Margin	60.6%	61.3%	(70) bps	40.0%	40.0%	0 bps
Operating Earnings	$ 88,433	$ 86,183	2.6%	$ 51,896	$ 51,286	1.2%
Operating Margin	16.1%	15.9%	20 bps	12.9%	12.6%	30 bps

Fiscal Year 2027 Guidance*

Full Year	Initial FY27 Guidance
Consolidated Net Sales	$3.77 billion to $3.81 billion
Comparable Sales	Growth of 1% to 2%
Adjusted Operating Earnings	$334 million to $347 million
Adjusted Diluted EPS	$2.20 to $2.30 [1]
Capital Expenditures	Approximately $140 million
Free Cash Flow	Approximately $200 million

[1] Assumes 50% of Free Cash Flow goes towards share repurchases (Free Cash Flow defined as GAAP cash flows from operating activities less payments for capital expenditures)

First Quarter Guidance	
Consolidated Net Sales	$945 million to $955 million [1]
Comparable Sales	Growth of 0.5% to 1.5%
Adjusted Operating Earnings	$75 million to $80 million
Adjusted Diluted EPS	$0.48 to $0.52 [2]

[1] Assumes approximately 30 basis points of unfavorable impact from expected foreign currency rates

[2] Assumes 50% of Free Cash Flow goes towards share repurchases (Free Cash Flow defined as GAAP cash flows from operating activities less payments for capital expenditures)

* The Company does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of its reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call and Where You Can Find Additional Information The Company will hold a conference call and live webcast at approximately 7:30 a.m. Central Time today, November 10, 2026, to discuss its financial results and its business. During the conference call, the Company may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed. Participants can listen to the live webcast of the conference call by accessing the investor relations section of the Company’s website at sallybeautyholdings.com/investor-relations/events-and- presentations/events-calendar, or through our third-party host at SBH Q4 Earnings Webcast. To join the conference call, participants can pre-register to receive a dial-in number and unique PIN using the following link: Pre-register SBH Q4 Earnings Call. Pre-registration can be completed at any time up to and following the call start time. A replay will be available on the Company’s investor relations website after 10:00 a.m. Central Time on November 10, 2026, through November 10, 2027. About Sally Beauty Holdings, Inc. Sally Beauty Holdings, Inc. (NYSE: SBH), as the leader in professional hair color, sells and distributes professional beauty supplies globally through its Sally Beauty and Beauty Systems Group segments. Sally Beauty stores offer up to 6,500 products for hair color, hair care, nails, and skin care through proprietary brands such as Ion®, Bondbar®, Strawberry Leopard®, Generic Value Products®, Inspired by Nature® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, L’Oreal®, Wahl® and Babyliss Pro®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 8,500 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico®, Amika® and Moroccanoil®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com/investor-relations. Cautionary Notice Regarding Forward-Looking Statements Statements in this news release and the schedules hereto that are not purely historical facts or that depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of words such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the “Risk Factors” described under Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2026, and other filings with the U.S. Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements. Use of Non-GAAP Financial Measures This news release and the schedules hereto include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (“GAAP”), and are therefore referred to as non-GAAP financial measures: (1) Adjusted Gross Margin; (2) Adjusted Selling, General and Administrative Expenses; (3) Adjusted EBITDA and EBITDA Margin; (4) Adjusted Operating Earnings and Operating Margin; (5) Adjusted Net Earnings; (6) Adjusted Diluted Net Earnings Per Share; and (7) Free Cash Flow. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures. Adjusted Gross Margin – We define the measure Adjusted Gross Margin as GAAP gross margin excluding the costs related to the Company’s fuel for growth initiative for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Selling, General and Administrative Expenses – We define the measure Adjusted Selling, General and Administrative Expenses as GAAP selling, general and administrative expenses excluding the costs related to the Company’s fuel for growth initiative, expenses related to the Company’s corporate headquarters relocation, and asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA and EBITDA Margin – We define the measure Adjusted EBITDA as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, costs related to the Company’s fuel for growth initiative, expenses related to the Company’s corporate headquarters relocation, and asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of net sales. Adjusted Operating Earnings and Operating Margin – Adjusted operating earnings are GAAP operating earnings that exclude the costs related to the Company’s fuel for growth initiative, expenses related to the Company’s corporate headquarters relocation, and asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Operating Margin is Adjusted Operating Earnings as a percentage of net sales.

Adjusted Net Earnings – Adjusted net earnings is GAAP net earnings that exclude the tax-effected costs related to the Company’s fuel for growth initiative, tax-effected expenses related to the Company’s corporate headquarters relocation, and tax-effected asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Diluted Net Earnings Per Share – Adjusted diluted net earnings per share is GAAP diluted earnings per share that exclude the tax-effected costs related to the Company’s fuel for growth initiative, tax-effected expenses related to the Company’s corporate headquarters relocation, and tax-effected asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Free Cash Flow – We define the measure Free Cash Flow as GAAP net cash provided by operating activities less payments for capital expenditures (net). We believe Free Cash Flow is an important liquidity measure that provides useful information to investors about the amount of cash generated from operations after taking into account payments for capital expenditures (net). We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and Board of Directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies. Supplemental Schedules Segment Information 1 Non-GAAP Financial Measures Reconciliations 2-3 Non-GAAP Financial Measures Reconciliations; Adjusted EBITDA and Free Cash Flow 4 Store Count and Comparable Sales 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Twelve Months Ended September 30,		
	2026	2025	Percentage Change	2026	2025	Percentage Change
Net sales	$ 952,527	$ 947,075	0.6 %	$ 3,734,567	$ 3,701,424	0.9 %
Cost of products sold	458,081	452,969	1.1 %	1,790,841	1,790,676	— %
Gross profit	494,446	494,106	0.1 %	1,943,726	1,910,748	1.7 %
Selling, general and administrative expenses	402,254	414,162	(2.9)%	1,617,273	1,582,938	2.2 %
Operating earnings	92,192	79,944	15.3 %	326,453	327,810	(0.4)%
Interest expense	13,874	14,953	(7.2)%	56,352	64,393	(12.5)%
Earnings before provision for income taxes	78,318	64,991	20.5 %	270,101	263,417	2.5 %
Provision for income taxes	20,574	15,060	36.6 %	70,023	67,539	3.7 %
Net earnings	$ 57,744	$ 49,931	15.6 %	$ 200,078	$ 195,878	2.1 %
Earnings per share:						
Basic	$0.62	$0.51	21.6 %	$2.09	$1.95	7.2 %
Diluted	$0.60	$0.49	22.4 %	$2.02	$1.89	6.9 %
Weighted average shares:						
Basic	92,892	98,577		95,619	100,662	
Diluted	96,094	101,760		98,814	103,821	
			Basis Point Change			Basis Point Change
Comparison as a percentage of net sales						
Consolidated gross margin	51.9%	52.2%	(30)	52.0%	51.6%	40
Selling, general and administrative expenses	42.2%	43.7%	(150)	43.3%	42.8%	50
Consolidated operating margin	9.7%	8.4%	130	8.7%	8.9%	(20)
Effective tax rate	26.3%	23.2%	310	25.9%	25.6%	30

2026 2025 Cash and cash equivalents $ 158,163 $ 149,162 Trade and other accounts receivable 90,187 116,562 Inventory 1,001,222 987,575 Other current assets 54,283 48,154 Total current assets 1,303,855 1,301,453 Property and equipment, net 285,020 284,284 Operating lease assets 670,092 646,698 Goodwill and other intangible assets 588,026 593,692 Other assets 56,371 44,969 Total assets $ 2,903,364 $ 2,871,096 Current maturities of long-term debt $ 4,000 $ 4,000 Accounts payable 206,159 224,507 Accrued liabilities 178,480 184,641 Current operating lease liabilities 159,544 158,566 Income taxes payable 2,072 4,260 Total current liabilities 550,255 575,974 Long-term debt 784,043 861,974 Long-term operating lease liabilities 567,070 538,426 Other liabilities 21,042 21,026 Deferred income tax liabilities, net 91,943 79,489 Total liabilities 2,014,353 2,076,889 Total stockholders’ equity 889,011 794,207 Total liabilities and stockholders’ equity $ 2,903,364 $ 2,871,096 September 30, SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

Supplemental Schedule 1

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,			Twelve Months Ended September 30,		
	2026	2025	Percentage Change	2026	2025	Percentage Change
Net sales:						
Sally Beauty Supply ("Sally")	$ 550,315	$ 541,559	1.6 %	$ 2,141,722	$ 2,094,363	2.3 %
Beauty Systems Group ("BSG")	402,212	405,516	(0.8)%	1,592,845	1,607,061	(0.9)%
Total net sales	$ 952,527	$ 947,075	0.6 %	$ 3,734,567	$ 3,701,424	0.9 %
Operating earnings:						
Sally	$ 88,433	$ 86,183	2.6 %	$ 333,835	$ 326,667	2.2 %
BSG	51,896	51,286	1.2 %	202,144	196,361	2.9 %
Segment operating earnings	140,329	137,469	2.1 %	535,979	523,028	2.5 %
Unallocated expenses [1]	48,137	57,525	(16.3)%	209,526	195,218	7.3 %
Interest expense	13,874	14,953	(7.2)%	56,352	64,393	(12.5)%
Earnings before provision for income taxes	$ 78,318	$ 64,991	20.5 %	$ 270,101	$ 263,417	2.5 %

Segment gross margin:	2026	2025	Basis Point Change	2026	2025	Basis Point Change
Sally	60.6%	61.3%	(70)	60.8%	60.8%	-
BSG	40.0%	40.0%	-	40.3%	39.7%	60
Segment operating margin:						
Sally	16.1%	15.9%	20	15.6%	15.6%	-
BSG	12.9%	12.6%	30	12.7%	12.2%	50
Consolidated operating margin	9.7%	8.4%	130	8.7%	8.9%	(20)

(1) Unallocated expenses, including share-based compensation expense, consist of corporate and shared costs and are included in selling, general and administrative expenses. Additionally, unallocated expenses include costs associated with our Fuel for Growth initiative and a gain from the sale of our corporate headquarters during the twelve months ended September 30, 2025.

As Reported (GAAP) Fuel for Growth and Other (1) Corporate HQ Relocation (2) As Adjusted (Non- GAAP) Cost of products sold $ 458,081 $ (252) $ — $ 457,829 Consolidated gross margin 51.9% 51.9% Selling, general and administrative expenses 402,254 (2,242) (135) 399,877 SG&A expenses, as a percentage of sales 42.2% 42.0% Operating earnings 92,192 2,494 135 94,821 Operating margin 9.7% 10.0% Earnings before provision for income taxes 78,318 2,494 135 80,947 Provision for income taxes (3) 20,574 642 36 21,252 Net earnings $ 57,744 $ 1,852 $ 99 $ 59,695 Earnings per share: (4) Basic $ 0.62 $ 0.02 $ — $ 0.64 Diluted $ 0.60 $ 0.02 $ — $ 0.62 As Reported (GAAP) Fuel for Growth and Other (1) Corporate HQ Relocation (2) As Adjusted (Non- GAAP) Cost of products sold $ 452,969 $ 180 $ — $ 453,149 Consolidated gross margin 52.2% 52.2% Selling, general and administrative expenses 414,162 (7,391) (1,465) 405,306 SG&A expenses, as a percentage of sales 43.7% 42.8% Operating earnings 79,944 7,211 1,465 88,620 Operating margin 8.4% 9.4% Earnings before provision for income taxes 64,991 7,211 1,465 73,667 Provision for income taxes (3) 15,060 1,846 379 17,285 Net earnings $ 49,931 $ 5,365 $ 1,086 $ 56,382 Earnings per share: (4) Basic $ 0.51 $ 0.05 $ 0.01 $ 0.57 Diluted $ 0.49 $ 0.05 $ 0.01 $ 0.55 Supplemental Schedule 2 Three Months Ended September 30, 2025 (1) Fuel for Growth and other represents expenses primarily related expenses associated with our Fuel for Growth program and other non-recurring items, including the write-off of a certain tradename used in the United Kingdom during the three months ended September 30, 2025. (2) Primarily represents expenses in connection with the relocation of our headquarters. (4) Calculated using rounded amounts as presented. (3) Calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized. (Unaudited) Three Months Ended September 30, 2026 (In thousands, except per share data) Non-GAAP Financial Measures Reconciliations SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Supplemental Schedule 3

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands, except per share data)

(Unaudited)

	Twelve Months Ended September 30, 2026			
	As Reported (GAAP)	Fuel for Growth and Other [1]	Corporate HQ Relocation [2]	As Adjusted (Non-GAAP)
Cost of products sold	$ 1,790,841	$ (2,252)	$ 0	$ 1,788,589
Consolidated gross margin	52.0%			52.1%
Selling, general and administrative expenses	1,617,273	(3,615)	(1,987)	1,611,671
SG&A expenses, as a percentage of sales	43.3%			43.2%
Operating earnings	326,453	5,867	1,987	334,307
Operating margin	8.7%			9.0%
Earnings before provision for income taxes	270,101	5,867	1,987	277,955
Provision for income taxes [4]	70,023	1,495	512	72,030
Net earnings	$ 200,078	$ 4,372	$ 1,475	$ 205,925
Earnings per share: [5]				
Basic	$ 2.09	$ 0.05	$ 0.02	$ 2.15
Diluted	$ 2.02	$ 0.04	$ 0.01	$ 2.08

	Twelve Months Ended September 30, 2025				
	As Reported (GAAP)	Fuel for Growth and Other [1]	Corporate HQ Relocation [2]	Asset Impairment [3]	As Adjusted (Non-GAAP)
Cost of products sold	$ 1,790,676	$ (3,888)	$ —	$ —	$ 1,786,788
Consolidated gross margin	51.6%				51.7%
Selling, general and administrative expenses	1,582,938	(19,803)	24,831	(1,779)	1,586,187
SG&A expenses, as a percentage of sales	42.8%				42.9%
Operating earnings	327,810	23,691	(24,831)	1,779	328,449
Operating margin	8.9%				8.9%
Earnings before provision for income taxes	263,417	23,691	(24,831)	1,779	264,056
Provision for income taxes [4]	67,539	5,331	(6,409)	444	66,905
Net earnings	$ 195,878	$ 18,360	$ (18,422)	$ 1,335	$ 197,151
Earnings per share: [5]					
Basic	$ 1.95	$ 0.18	$ (0.18)	$ 0.01	$ 1.96
Diluted	$ 1.89	$ 0.18	$ (0.18)	$ 0.01	$ 1.90

(1) Fuel for Growth and other represents expenses primarily related expenses associated with our Fuel for Growth program and other non-recurring items, including our divestiture of operations in Spain and the write-off of a certain tradename used in the United Kingdom during the twelve months ended September 30, 2025.

(2) For the twelve months ended September 30, 2026, corporate HQ relocation primarily represents duplicate rent expense on the new office prior to our relocation from our Denton corporate headquarters. For the twelve months ended September 30, 2025, corporate HQ relocation primarily represents a $26.6 million gain from the sale of our Denton headquarters facility, net of expenses associated with the relocation.

(3) Impairment of a certain tradename used in Europe.

(4) Calculated using the applicable tax rates for each country, while excluding the tax benefits for countries where the tax benefit is not currently deemed probable of being realized.

(5) Calculated using rounded amounts as presented.

Supplemental Schedule 4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

Adjusted EBITDA:	**Three Months Ended September 30,** 2026	2025	Percentage Change	**Twelve Months Ended September 30,** 2026	2025	Percentage Change
Net earnings (GAAP)	$ 57,744	$ 49,931	15.6 %	$ 200,078	$ 195,878	2.1 %
Add:						
Depreciation and amortization	25,720	24,328	5.7 %	100,855	99,921	0.9 %
Interest expense	13,874	14,953	(7.2)%	56,352	64,393	(12.5)%
Provision for income taxes	20,574	15,060	36.6 %	70,023	67,539	3.7 %
EBITDA (non-GAAP)	117,912	104,272	13.1 %	427,308	427,731	(0.1)%
Share-based compensation	5,472	4,449	23.0 %	23,568	19,249	22.4 %
Fuel for Growth and other	2,494	7,211	(65.4)%	5,867	23,691	(75.2)%
Corporate HQ relocation	135	1,465	(90.8)%	1,987	(24,831)	(108.0)%
Asset impairment	—	—	— %	—	1,779	— %
Adjusted EBITDA (non-GAAP)	$ 126,013	$ 117,397	7.3 %	$ 458,730	$ 447,619	2.5 %

Adjusted EBITDA as a percentage of net sales			**Basis Point Change**			**Basis Point Change**
Adjusted EBITDA margin	13.2%	12.4%	80	12.3%	12.1%	20

Free Cash Flow:	2026	2025	Percentage Change	2026	2025	Percentage Change
Cash flows from operating activities (GAAP)	$ 75,095	$ 120,878	(37.9)%	$ 322,556	$ 274,831	17.4 %
Less: Payments for capital expenditures	28,185	42,874	(34.3)%	112,442	102,145	10.1 %
Plus: Proceeds from sale of property and equipment [1]	—	—	— %	—	43,574	(100.0)%
Free cash flow (non-GAAP)	$ 46,910	$ 78,004	(39.9)%	$ 210,114	$ 216,260	(2.8)%

(1) Proceeds from the sale of our corporate headquarters.

Supplemental Schedule 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Store Count and Comparable Sales

(Unaudited)

	As of September 30,		
	2026	2025	Change
Number of stores:			
Sally	3,062	3,096	(34)
BSG:			
Company-operated stores	1,193	1,194	(1)
Franchise stores	135	132	3
Total BSG	1,328	1,326	2
Total consolidated	4,390	4,422	(32)
Number of BSG salon business consultants [1]	547	591	(36)

(1) Includes 185 and 182 sales consultants employed by our franchisees at September 30, 2026 and 2025, respectively.

	Three Months Ended September 30,			Twelve Months Ended September 30,		
	2026	2025	Basis Point Change	2026	2025	Basis Point Change
Comparable sales growth (decline):						
Sally	2.0 %	1.2 %	80	1.5 %	0.4 %	110
BSG	(0.6)%	1.4 %	(200)	(0.8)%	0.2 %	(100)
Consolidated	0.9 %	1.3 %	(40)	0.5 %	0.3 %	20

Our comparable sales include sales from stores that have been operating for 14 months or longer as of the last day of a month and e-commerce revenue. Additionally, our comparable sales include sales to franchisees and full-service sales. Our comparable sales exclude the effect of changes in foreign exchange rates and sales from stores relocated until 14 months after the relocation. Revenue from acquired stores is excluded from our comparable sales calculation until 14 months after the acquisition.